2680 Berkshire Parkway, Ste. 130

Des Moines, IA 50325

November 20, 2013

Letter to Shareholders of The SpendSmart Payments Company

Dear Shareholder,

We are pleased to provide this update and report to you on the progress we have made regarding significant developments at The SpendSmart Payments Company (“SpendSmart”).

Thank you for your continued support as we work hard to develop SpendSmart into a world-class organization. While we have continued to establish our teen payment solution we are planning to expand our product lines and business. We are looking for key acquisitions that marry our prepaid card infrastructure with emerging electronic and mobile marketing and payment solutions. Our pending acquisition of SMS Masterminds is the first step in this strategy.

As retail payment systems move beyond the physical card, we are taking strategic action to position SpendSmart to leverage this migration to mobile marketing and payment solutions. On October 16, 2013, SpendSmart announced that we have agreed to acquire SMS Masterminds (“SMS Masterminds”), an innovator in the rapidly growing mobile marketing industry. SMS Masterminds provides SMS-based Mobile Loyalty Solutions primarily to small and medium sized businesses, addressing a worldwide mobile advertising market forecast to reach $11.3 billion in 2014, according to eMarketer.

SMS Masterminds’ multiple revenue streams include mobile commerce services, an excellent strategic fit for SpendSmart in the payments space. SMS Masterminds also has installed loyalty tablets at retail locations across the United States, with plans to expand their nationwide rollout significantly in 2014. SpendSmart will leverage SMS Masterminds’ retail merchant network to promote existing and new prepaid card programs. The combined entity will also be positioned to market its portfolio of prepaid card solutions to the 1.2 million customers currently signed up for SMS Masterminds’ mobile loyalty programs.

SMS Masterminds has been profitable every year since inception. In 2013, its first year of eligibility, SMS Masterminds ranked No. 731 on the 2013 Inc. 500|5000 list of fastest growing companies in America and ranked No. 66 on the list of Top Software Companies on the Inc. 500|5000. We believe mobile messaging is playing a growing role in driving retail purchases, while the rate of adoption for “mobile wallets”, whereby consumers simply use their smartphone to make a purchase is increasing. We plan to have an expanding position in that market.

We were excited to be one of the products selected by MasterCard® to be demonstrated at their annual Investment Community Meeting in New York.  Analysts and investors learned about the unique features and functions of the SpendSmart™ MasterCard® Prepaid Card solution, aimed at helping parents teach their teens about responsible spending through our consumer facing platform and mobile application.  SpendSmart was shown as an example of how MasterCard® is expanding its reach to new consumer segments.

In addition, MasterCard® has added us to their “Find a Card” website that directs interested consumers to the SpendSmart website. This will result in added visibility for our lead product. MasterCard® is also featuring SpendSmart™ MasterCard® Prepaid Card as the tween/teen gift solution in the MasterCard® 2013 Holiday Gift Guide "Master the Season" shared with hundreds of publications for the upcoming holiday season.

The SpendSmart Payments Company announced on September 26, 2013 that we signed a letter of intent to become the prepaid card program manager for a company that provides pre-paid cards for municipal and county governments. This is our first entry into the prepaid card program manager government vertical. Our new relationship provides us with an excellent opportunity to expand into additional prepaid card program segments using our state-of-the art platform and superior operational capabilities. This initiative will further expand our revenue lines and our ability to support other program management portfolios, essentially expanding our platform and establishing a new line of business.

We have formed a number of key marketing partnerships. We have entered into a marketing relationship with the Girl Scouts Hornets’ Nest Council of Charlotte, North Carolina, regarding the promotion of financial education topics. Through this relationship, we will promote the SpendSmart™ MasterCard® Teen Prepaid Card as an optimal teen responsible spending prepaid card solution. Our experience with this team will serve as a model for our expected expansion to other councils across the country.

SpendSmart has also teamed with DECA, a high school and college campus-based organization that prepares emerging leaders and entrepreneurs in marketing, finance and management. DECA's High School Division has over 190,000 members in 3,500 schools and its Collegiate Division has over 15,000 members in 200 colleges and universities. DECA will promote our SpendSmart™ Prepaid MasterCard® and our mobile and web-based consumer platform to its members, as well as offer the SpendSmart™ MasterCard® Teen Prepaid Card as a travel solution for the 10,000 students who go to DECA's regional and national contests each year.

While our endorsement agreement with Justin Bieber has not yet met performance expectations, we are in regular communication with the Bieber team to find ways to continually improve performance. In addition, the relationship has led to brand recognition as SpendSmart has been covered in the New York Times, Entertainment Tonight and on the Today Show.

Our “Cash for College” National Sweepstakes card acquisition marketing program offers prizes up to $10,000 to help teens start saving for college. The Sweepstakes encourages parents to sign up their teens for the SpendSmart™ MasterCard® Teen Prepaid Card on our website. Our card is being promoted nationally on the radio, through our social media, and on Justin Bieber’s social media outlets.

SpendSmart is developing an annual billing option in addition to our monthly payment plan. We believe that the annual fee option, which will have a pricing incentive component, will be available in the fourth quarter and may further drive card growth. We expect that, for some customers, the annual fee option will present an attractive alternative that may result in greater card use and a longer relationship between SpendSmart and the cardholder.

In 2013, we made extensive and important internal improvements and enhancements to our Company. These improvements created operational efficiencies and resulted in broad scalability. In the process, we have improved quality, service, operations, compliance, and functionality of our products. To further this plan, our CEO and President requested that SpendSmart effect substantial reductions to their salaries and eliminated the performance-bonuses for this fiscal year. Additionally, we implemented other cost reduction programs to significantly reduce our expenses. These cost reductions are now in place. Moreover, we have added top payments industry talent to the SpendSmart team. We closed our San Diego office and moved back-office operations to our existing Des Moines location where we have access to experienced and cost efficient payments industry operational personnel.

It has been a challenging journey, but we feel that we are making real progress and look forward to maximizing the many opportunities outlined in this letter and the many yet to come. The SpendSmart management team and Board of Directors remains, as always, committed to making our company a success for our shareholders, employees and customers.

We thank you for your commitment and support.

Michael McCoy, CEO

William Hernandez, President

FORWARD LOOKING STATEMENTS

This shareholder letter may contain statements relating to future results of The SpendSmart Payments Company (including certain projections and business trends) that are “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results or achievements of our Company to be materially different from any future results or achievements of our Company expressed or implied by such forward-looking statements. Such factors include, among others, those set forth herein and those detailed from time to time in our other Securities and Exchange Commission (“SEC”) filings including those contained in our most recent Form 10-K. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Our Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Our Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.